Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our reports dated February 26, 2010, with respect to the consolidated financial statements, schedule and internal control over financial reporting included in the Annual Report of Impax Laboratories, Inc. on Form 10-K for the year ended December 31, 2009. We hereby consent to the incorporation by reference of said reports in the Registration Statement of Impax Laboratories, Inc. on Form S-8 (File No. 333-158259 effective March 27, 2009).

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania
February 26, 2010